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                                                 Exhibit 5(a)
















                                                      November 2, 1995




Pharmacia & Upjohn, Inc.,
   Fleming Way,
      Crawley, Sussex RH10 2LZ,
          England.


Dear Sirs:

            In connection with the registration under the Securities Act of

1933 (the "Act") of 15,757,512 shares (the "Securities") of Common Stock,

par value $.01 per share, of Pharmacia & Upjohn, Inc. (the "Company"), a

Delaware corporation, to be offered to employees under certain incentive plans which have been assumed by the Company from The Upjohn Company

("Upjohn"), a Delaware corporation, pursuant to the merger of Pharmacia &

Upjohn Subsidiary, Inc., a Delaware corporation wholly owned by the

Company, with and into Upjohn, we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, we advise you that, in

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our opinion, when the Registration Statement on Form S-8 (the "Registration

Statement") has become effective under the Act, the issue and sale of the

Securities to be sold by the Company has been duly authorized by the

Company's board of directors and the Securities have been duly issued and sold upon the exercise of options by the employees as contemplated by the

Registration Statement, the Securities being sold by the Company will be validly issued, fully paid and nonassessable.

            The foregoing opinion is limited to the Federal laws of the

United States, the laws of the State of New York and the General

Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

            Also, we have relied as to certain matters on information

obtained from public officials, officers of the Company and other sources believed by us to be responsible.

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            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                Very truly yours,



                                                /s/ SULLIVAN & CROMWELL